Exhibit 16.1

MENDOZA

BERGER

COMPANY, L.L.P.

Certified Public Accountants

March 26, 2012

U. S. Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street Northeast

Washington, DC 20549-2000

Re:	Amaru, Inc. File No : 0-32695

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Amaru, Inc. dated March 26, 2012, for the event that occurred on February 3, 2012, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company, L.L.P.

5500 Trabuco Road, Suite 150 • Irvine, CA 92620

949.387.9850 • Fax 949.387,9652